**AMENDMENT TO**
**INSTRUMENT CONSTITUTING EURO 935,000 12% SENIOR FIXED RATE SECURED BOND**

THIS AMENDMENT TO INSTRUMENT CONSTITUTING EURO 935,000 12% SENIOR FIXED RATE SECURED BOND (this "Amendment") is entered into as of June 9, 2009 by and between Mark Hawtin ("Hawtin"), and StockerYale (IRL) Ltd., a corporation organized under the laws of Ireland (the "Company").

BACKGROUND

On July 24, 2008, the Company issued that certain Instrument Constituting Euro 935,000 12% Senior Fixed Rate Secured Bond (as amended, restated, modified and/or supplement from time to time, the "Bond") in the original principal amount of Euro 935,000 to Hawtin, and in connection therewith, (i) the Company granted Hawtin a security interest in all of the assets of the Company (the "Security Interest") and (ii) StockerYale, Inc., a Massachusetts corporation ("StockerYale") issued a Common Stock Purchase Warrant dated as of July 24, 2008 (the "Warrant", and collectively with the Bond and all other agreements, document and instruments executed and/or delivered in connection therewith, the "Transaction Documents") to Hawtin to purchase 636,404 shares of common stock of StockerYale for a purchase price of $0.45 per share.

The Company has subsequently made payments of principal and interest in the amount of Euro 310,554 to Hawtin in accordance with Schedule A to the Bond.

On October 31, 2006, StockerYale (UK) Limited, a corporation organized under the laws of England and Wales ("SYUK") issued that certain Instrument Constituting US$4,903,646 10% Senior Fixed Rate Secured Bond (as amended, restated, modified and/or supplemented from time to time, the "SYUK Bond") in the original principal amount of US$4,750,000 to Eureka Interactive Fund Limited ("Eureka"). Eureka subsequently assigned all of its rights in and to the SYUK Bond to Hawtin.

Hawtin has agreed to advance an additional US$500,000 to the Company under the Bond. Furthermore, Hawtin has requested and the Company has agreed to accept the transfer of US$1,000,000 of debt from the SYUK Bond such that the principal amount of the Bond shall be Euro 1,785,810 [amount equal to Euro 707,914 plus US$1,500,000 converted into Euro on the date of execution]. In connection therewith, the Company and Hawtin have agreed to amend the Bond on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Bond.

2. Amendments to the Bond. Subject to satisfaction of the conditions of effectiveness set forth in Section 4 below, the Bond is hereby amended as follows:

(a) By deleting all references to "Euro 935,000" in the Bond in their entirety and substituting in lieu thereof "Euro 1,785,810".

(b) By deleting Schedule A in its entirety and substituting in lieu thereof Schedule A attached hereto.

3. Amendment Warrant. Subject to satisfaction of the conditions of effectiveness set forth in Section 4 below, StockerYale shall issue to Hawtin a Common Stock Purchase Warrant to purchase 500,000 shares of the common stock of StockerYale for a purchase price of US$0.10 per share (the "Amendment Warrant"). The Amendment Warrant shall have substantially the same terms and conditions as the Warrant and shall be in substantially the same form as the Warrant.

4. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: (a) Hawtin and the Company shall have received (i) a copy of this Amendment duly executed by Hawtin and the Company, (ii) an executed copy of the Certificate made by the Company in favor of Hawtin in the original principal amount of Euro 1,785,810 amended and restated as of the date hereof and effective as of July 24, 2008, (iii) an executed copy of the Amendment Warrant issued by StockerYale in favor of Hawtin and (iv) an executed copy of the Transfer Agreement by and among Hawtin, the Company and SYUK; and (b) the Company shall have received from Hawtin US$500,000 by wire transfer of immediately available funds to the bank accounted specified by the Company in writing.

5. Effect on the Bond and the Transaction Documents.

(a) Upon the effectiveness of this Amendment, each reference in the Bond to "Bond(s)," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Bond as amended hereby.

(b) Except as specifically amended herein, the Bond and each Transaction Document shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Hawtin, nor constitute a waiver of any provision of the Bond or any Transaction Document.

6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of England.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts; Signatures. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

**STOCKERYALE (IRL) LTD.**

By:______________________________
Name: Mark Blodgett
Title: Director

By:______________________________
Mark Hawtin